As filed with the Securities and Exchange Commission on January 9, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

Arkansas	71-0556208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17901 CHENAL PARKWAY

LITTLE ROCK, ARKANSAS 72223

(501) 978-2265

(Address including zip code,

and telephone number, including area code, of registrant’s principal executive offices)

Paul E. Moore

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

(501) 978-2291

(Name, address, including zip code,

and telephone number, including area code, of agent for service)

Copy to:

H. Watt Gregory, III, Esq.

T. Christopher Pledger, Esq.

Kutak Rock LLP

124 West Capitol Avenue, Suite 2000

Little Rock, Arkansas 72201

Tel. (501) 975-3000

Fax (501) 975-3001

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share	75,000	$1,000(1)	$75,000,000(1)	$2,947.50
Warrant to Purchase Common Stock, par value $.01 per share, and underlying shares of Common Stock(2)	379,811(2)	$29.62(3)	$11,250,000(3)	$ 442.13
TOTAL			$86,250,000	$3,389.63

(1)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933 (the “Securities Act”) and, pursuant to Rule 416 under the Securities Act, includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.
(2)	In addition to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, there are being registered hereunder (a) a warrant for the purchase of 379,811 shares of common stock with an initial per share exercise price of $29.62 per share, (b) the 379,811 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.
(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of $29.62 for the Common Stock underlying the warrant.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling securityholder may not sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 9, 2009

Prospectus

BANK OF THE OZARKS, INC.

75,000 SHARES OF FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

WARRANT TO PURCHASE 379,811 SHARES OF COMMON STOCK

379,811 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the series A preferred stock, a warrant to purchase 379,811 shares of our common stock, or the warrant, and any shares of our common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the shares of series A preferred stock, the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The series A preferred stock and the warrant were originally issued by us pursuant to the Letter Agreement dated December 12, 2008, and the related Securities Purchase Agreement – Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders.

Neither the series A preferred stock nor the warrant is listed on an exchange or automated quotation system. Unless requested by the initial selling securityholder, we do not intend to list the series A preferred stock or the warrant on any exchange or automated quotation system.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “OZRK.” On January 7, 2009, the closing price of our common stock on the NASDAQ Global Select Market was $27.31 per share. You are urged to obtain current market quotations of our common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors ” beginning on page 2.

Our principal executive offices are located at 17901 Chenal Parkway, Little Rock, Arkansas 72223, and our telephone number is (501) 978-2265. Our Internet address is http://www.bankozarks.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January     , 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “WHERE YOU CAN FIND ADDITIONAL INFORMATION” for more information.

In this prospectus, “Company,” “we,” “our,” “ours,” and “us” refer to Bank of the Ozarks, Inc., which is a bank holding company headquartered in Little Rock, Arkansas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. We recommend that you carefully read this entire prospectus, especially the section entitled “RISK FACTORS” beginning on page 2 before making a decision to invest in any of our securities. You should also carefully read the additional information described under the headings “WHERE YOU CAN FIND ADDITIONAL INFORMATION” and “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE,” before buying our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “plan,” “intend” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about economic, housing market, competitive and interest rate conditions, plans, goals, beliefs, expectations and outlook for revenue growth, net income, earnings per share, net interest margin, net interest income, non-interest income, including service charges on deposit accounts, mortgage lending and trust income, gains (losses) on investment securities and sales of other assets, non-interest expense, including the cost of opening new offices, achieving positive operating leverage by growing revenue at a faster rate than non-interest expense, efficiency ratio, anticipated future operating results and financial performance, asset quality, including the effects of current economic and housing market conditions, nonperforming loans and leases, nonperforming assets, net charge-offs, past due loans and leases, interest rate sensitivity, including the effects of possible interest rate changes, future growth and expansion opportunities, including plans for opening new offices, opportunities and goals for future market share growth, expected capital expenditures, loan, lease and deposit growth, changes in the investment securities portfolio, availability of unused borrowings and other similar forecasts and statements of expectation.

Forward-looking statements made by the Company and its management are based on estimates, projections, beliefs, plans and assumptions of management at the time of such statements and are not guarantees of future performance. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management due to certain risks, uncertainties and assumptions. Certain factors that may affect operating results of the Company include, but are not limited to, potential delays or other problems in implementing the Company’s growth and expansion strategy including delays in identifying satisfactory sites, hiring qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the ability to attract new deposits, loans and leases; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including continued interest rate changes and/or changes in the yield curve between short-term and long-term interest rates; competitive factors and pricing pressures, including their effect on the Company’s net interest margin; general economic and housing market conditions, including their effect on investment securities values, the credit worthiness of borrowers and lessees, collateral values and the value of investment securities; changes in legal and regulatory requirements; adoption of new accounting standards or changes in existing standards; and adverse results in future litigation as well as other factors described in this and other Company reports and statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements.

In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in or incorporated by reference into this prospectus might not be achieved or occur as planned. We urge you to review and consider the factors described above, and those described under the heading “RISK FACTORS”, as well as those included in our reports and filings with the SEC, for information about risks and uncertainties that may affect our future results. All forward-looking statements we make after the date of this prospectus are also qualified by this cautionary statement and identified risks.

You should only rely on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. is a bank holding company headquartered in Little Rock, Arkansas. The Company owns a state-chartered subsidiary bank that conducts banking operations through 72 offices including 65 banking offices in 34 communities throughout northern, western and central Arkansas, six Texas banking offices, and a loan production office in Charlotte, North Carolina. The Company’s principal executive offices are located at 17901 Chenal Parkway, Little Rock, Arkansas 72223, and its telephone number is (501) 978-2265.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

No shares of our series A preferred stock, or any other class of preferred stock, were outstanding during the nine months ended September 30, 2008 and 2007 or during the fiscal years ended December 31, 2007, 2006, 2005, 2004 and 2003, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above. The ratios of earnings to fixed charges for the nine months ended September 30, 2008 and 2007 and the fiscal years ended December 31, 2007, 2006, 2005, 2004 and 2003, are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Including interest on deposits	1.51x	1.45x	1.45x	1.52x	2.00x	2.52x	2.49x
Excluding interest on deposits	3.11x	3.92x	3.55x	3.19x	4.33x	5.72x	5.20x

Note: The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges. Fixes charges include all interest expense, interest capitalized and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the series A preferred stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, including the articles of amendment with respect to the series A preferred stock, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our amended and restated articles of incorporation, as amended, we have authority to issue up to 1.0 million shares of preferred stock, par value $0.01 per share. Of such number of shares of preferred stock, 75,000 shares have been designated as series A preferred stock, all of which shares of series A preferred stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of series A preferred stock are validly issued, fully paid and nonassessable.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of series A preferred stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of series A preferred stock with respect to each dividend period from February 15, 2009 to, but excluding, February 15, 2014. On and after February 15, 2014, holders of shares of series A preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of series A preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the series A preferred stock are payable to holders of record of shares of series A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the series A preferred stock, we are required to provide written notice to the holders of shares of series A preferred stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Arkansas state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the series A preferred stock will rank senior to our common stock and all other equity securities designated as ranking junior to the series A preferred stock.

So long as any shares of series A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the series A preferred stock for all prior dividend periods, other than:

•

Redemptions, purchases or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice, including, pursuant to a publicly announced repurchase plan, up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by broker-dealer subsidiaries of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases by broker-dealer subsidiaries of the Company for resale pursuant to an offering by the Company of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or redemptions or repurchases of rights pursuant to any shareholders’ rights plan;

•

acquisition by us or any of our subsidiaries of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not the Company or a subsidiary of the Company, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of series A preferred stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the series A preferred stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the series A preferred stock), with respect to the series A preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the series A preferred stock from time to time out of any funds legally available for such payment, and the series A preferred stock shall not be entitled to participate in any such dividend.

Redemption

The series A preferred stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $18.75 million, which equals 25% of the aggregate liquidation amount of the series A preferred stock on the date of issuance. In such a case, we may redeem the series A preferred stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than the Company or its subsidiaries after December 12, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the series A preferred stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below. In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to, but excluding, the date of redemption. The series A preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of series A preferred stock have no right to require the redemption or repurchase of the series A preferred stock. If fewer than all of the outstanding shares of series A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of series A preferred stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of series A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of series A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of series A preferred stock designated for redemption will not affect the redemption of any other series A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of series A preferred stock are to be redeemed, and the number of shares of series A preferred stock to be redeemed (and, if less than all shares of series A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of series A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the series A preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of series A preferred stock has been paid in full to all holders of series A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange, lease or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of series A preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members to our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. Upon payment in full of all accrued and unpaid dividends, the right to elect preferred stock directors will terminate, subject to revesting in the event that dividends on the series A preferred are not paid for an aggregate of six quarterly dividend payments (whether or not consecutive). The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other applicable national securities exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of series A preferred stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of series A preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of series A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares series A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of series A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of organization, the vote or consent of the holders of at least 66 2/3% of the shares of series A preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of the articles of amendment to our amended and restated articles of incorporation (which sets forth the rights and preferences of the series A preferred stock) or our amended and restated articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the series A preferred stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

•

any amendment, alteration or repeal of any provision of the articles of amendment to our amended and restated articles of incorporation (which sets forth the rights and preferences of the series A preferred stock) or our amended and restated articles of incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the series A preferred stock; or

•

any consummation of a binding share exchange or reclassification involving the series A preferred stock or of a merger or consolidation of the Company with another entity, unless the shares of series A preferred stock remain outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of series A preferred stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the series A preferred stock, taken as a whole.

To the extent of the voting rights of the series A preferred stock, each holder of series A preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of series A preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of series A preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of series A preferred stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 379,811 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $75.0 million, which is equal to 100% of the aggregate liquidation preference of the series A preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50% to 189,905 shares. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $29.62 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 12, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the NASDAQ Global Select Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 189,905 shares of common stock until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $75.0 million and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends in or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 12, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of our common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of our common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 12, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we affect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

The following is a brief description of our common stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

General

We have 50,000,000 shares of authorized common stock, par value $0.01 per share, of which 16,864,140 shares were outstanding as of January 7, 2009.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of series A preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our series A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as currently, or as may be, fixed by our board of directors.

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the NASDAQ Global Select Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Bank of the Ozarks Trust and Wealth Management Division.

Restrictions on Ownership

The Bank Holding Company Act of 1956, as amended, requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Section 48-317.1 of the Arkansas Banking Code of 1997, as amended, provides that (i) no bank holding company may acquire any bank if after such acquisition the holding company would control, directly or indirectly, banks having 25% of the total bank deposits (excluding deposits from other banks and public funds) in the State of Arkansas; and (ii) the ownership of more than five percent (5%) of the outstanding voting shares of a state bank is considered a controlling interest. Any person(s) or entity desiring to obtain “control” of a state chartered bank or bank holding company controlling a state bank subsidiary in the State of Arkansas is required to obtain prior approval of the Arkansas state bank commissioner.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may, from time to time, sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be affected in transactions which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the series A preferred stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Neither the series A preferred stock nor the warrant is listed on an exchange or automated quotation system. Unless requested by the initial selling securityholder, we do not intend to list the series A preferred stock or the warrant on any exchange or apply for inclusion of the series A preferred stock or the warrant in any automated quotation system. No assurance can be given as to the liquidity of the trading market, if any, for the series A preferred stock or the warrant.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On December 12, 2008, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	75,000 shares of series A preferred stock, representing beneficial ownership of 100% of the shares of series A preferred stock outstanding on the date of this prospectus;

•	a warrant to purchase 379,811 shares of our common stock, representing beneficial ownership of approximately 2.17% of our common stock as of January 7, 2009; and

•	379,811 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 2.20% of our common stock as of January 7, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the series A preferred stock, the warrant and the common stock offered hereby will be passed upon for us by Kutak Rock LLP.

EXPERTS

The consolidated financial statements of Bank of the Ozarks, Inc. appearing in Bank of the Ozarks, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2007 and 2006, and the effectiveness of Bank of the Ozarks, Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Crowe Horwath LLP, independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. The consolidated financial statements of Bank of the Ozarks, Inc. for the year ended December 31, 2005 included in Bank of the Ozarks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference and included herein, respectively, in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

We maintain a web site at http://www.bankozarks.com. We make reports filed by us with the SEC available free of charge on our website or otherwise accessible through our website as soon as reasonably practicable after these reports are filed. However, the information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other document we file with or furnish to the SEC. You should not rely on any of this information in deciding whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file the document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K filed on June 20, 2008, November 18, 2008 and December 15, 2008;

•

The description of our common stock contained in our Registration Statement on Form S-1, dated May 22, 1997, which registered our common stock under Section 12(g) of the Securities Exchange Act of 1934.

Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. Any documents we file pursuant to these sections of the Exchange Act after the date of the registration statement that contains this prospectus and prior to the effectiveness of the registration statement will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus.

You may obtain copies of these filings, free of charge, through the Investor Relations section of our Internet website at http://www.bankozarks.com or you may request copies of these filings, free of charge, by writing or telephoning us at the following address:

Bank of the Ozarks, Inc.

P. O. Box 8811

Little Rock, Arkansas 72231-8811

Telephone: (501) 978-2265

Attn: Corporate Secretary

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$3,390
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Printing, engraving expenses	3,500
Miscellaneous expenses	1,610

Total expenses	$58,500

Item 15. Indemnification of Directors and Officers.

Section 4-27-850 of the Arkansas Business Corporation Act of 1987 (the “Corporation Act”) permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that the directors, officers, employee or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 4-27-850 of the Corporation Act provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him.

Section 4-27-850 of the Corporation Act provides that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 4-27-850 of the Corporation Act also affords a corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Pursuant to Section 4-27-202 of the Corporation Act, the Company’s amended and restated articles of incorporation, as amended, provide that the Company’s directors will not be personally liable to the Company or its shareholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 4-27-833 of the Corporation Act, which makes directors liable for unlawful dividends or unlawful distributions, (d) for transactions from which directors derive improper personal benefit or (e) for any action, omission, transaction, or breach of a director’s duty creating any third-party liability to any person or entity other than the corporation or shareholder.

Article Tenth of the Company’s amended and restated articles of incorporation, as amended, provides as follows:

“(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

(h) The powers and duties of the Corporation to indemnify any person under this Article shall apply with equal force whether an action, suit or proceeding is threatened or commenced in this State or outside this State.”

The Company’s Bylaws provide that the Company shall, to the fullest extent permitted by the Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

In addition, the Company maintains a directors’ and officers’ liability insurance policy.

Item 16. Exhibits.

(a) The exhibits filed as a part of this registration statement are listed below:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant, dated May 22, 1997 (previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on May 22, 1997, as amended, Commission File No. 333-27641, and incorporated herein by this reference).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant dated December 9, 2003 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission for the year ended December 31, 2003, and incorporated herein by this reference).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant dated December 10, 2008 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2008 and incorporated herein by reference).

3.4	Amended and Restated By-Laws of the Registrant, dated December 11, 2007 (previously filed as Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed with the Commission on December 11, 2007, and incorporated herein by this reference).

4.1	Letter Agreement, including the Securities Purchase Agreement – Standard Terms incorporated therein, dated as of December 12, 2008, between the Registrant and the United States Department of the Treasury (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2008 and incorporated herein by reference).

4.2	Warrant, dated December 12, 2008, to purchase shares of Common Stock of the Registrant (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2008 and incorporated herein by reference).

5.1	Opinion of Kutak Rock LLP.

12.1	Statement regarding computation of ratios of earnings to fixed charges.

Exhibit Number	Description

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Kutak Rock LLP, included in Exhibit 5.1 filed herewith.

24.1	Powers of Attorney (included in the signature pages to the Registration Statement).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on January 9, 2009.

BANK OF THE OZARKS, INC.

By:	/s/ Paul E. Moore
Name: Paul E. Moore
Title: Chief Financial Officer and Chief Accounting Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Bank of the Ozarks, Inc., hereby severally constitute and appoint George G. Gleason, Mark Ross and Paul E. Moore, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Bank of the Ozarks, Inc. with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

By:	/s/ George G. Gleason George G. Gleason	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	January 9, 2009

By:	/s/ Paul E. Moore Paul E. Moore	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	January 9, 2009

By:	/s/ Henry Mariani Henry Mariani	Director	January 9, 2009

By:	/s/ Ian Arnof Ian Arnof	Director	January 9, 2009

By:	/s/ James Matthews James Matthews	Director	January 9, 2009

By:	Steven Arnold	Director	January , 2009

By:	/s/ R. L. Qualls R. L. Qualls	Director	January 9, 2009

II-S-1

By:	/s/ Richard Cisne Richard Cisne	Director	January 9, 2009

By:	/s/ Mark Ross Mark Ross	Director	January 9, 2009

By:	/s/ Robert East Robert East	Director	January 9, 2009

By:	/s/ Kenneth Smith Kenneth Smith	Director	January 9, 2009

By:	/s/ Jean Arehart Jean Arehart	Director	January 9, 2009

By:	Robert Trevino	Director	January , 2009

By:	/s/ Linda Gleason Linda Gleason	Director	January 9, 2009

II-S-2

EXHIBIT INDEX

(a) The exhibits filed as a part of this registration statement are listed below:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of the Registrant, dated May 22, 1997 (previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on May 22, 1997, as amended, Commission File No. 333-27641, and incorporated herein by this reference).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant dated December 9, 2003 (previously filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Commission for the year ended December 31, 2003, and incorporated herein by this reference).

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant dated December 10, 2008 (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2008 and incorporated herein by reference).

3.4	Amended and Restated By-Laws of the Registrant, dated December 11, 2007 (previously filed as Exhibit 3(ii) to the Company’s Current Report on Form 8-K filed with the Commission on December 11, 2007, and incorporated herein by this reference).

4.1	Letter Agreement, including the Securities Purchase Agreement – Standard Terms incorporated therein, dated as of December 12, 2008, between the Registrant and the United States Department of the Treasury (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2008 and incorporated herein by reference).

4.2	Warrant, dated December 12, 2008, to purchase shares of Common Stock of the Registrant (previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2008 and incorporated herein by reference).

5.1	Opinion of Kutak Rock LLP.

12.1	Statement regarding computation of ratios of earnings to fixed charges.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Kutak Rock LLP, included in Exhibit 5.1 filed herewith.

24.1	Powers of Attorney (included in the signature pages to the Registration Statement).